THIGPEN, JONES, SEATON & CO. PC
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF THIGPEN, JONES, SEATON & CO., PC

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 29, 2000 (no. 333-50870) of Southwest Georgia Financial Corporation of our reports, dated March 20, 2013 included in the December 31, 2012 Annual Report on Form 10-K of Southwest Georgia Financial Corporation.

/s/ THIGPEN, JONES, SEATON & CO., PC

Dublin, Georgia

1004 HILLCREST PARKWAY DUBLIN, GA 31021 | PHONE: 478.272.2030 | FAX: 478.272.3318 tjscpa.com